SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): December 10, 2002


                           ANTHRACITE CAPITAL, INC.
              (Exact name of Registrant as Specified in Charter)


       Maryland                     001-13937               13-397-8906
-----------------------------    ----------------       --------------------
(State or Other Jurisdiction       (Commission          (IRS Employer
of Incorporation)                  File Number)         Identification No.)


          40 East 52nd Street                                    10022
---------------------------------------------            -------------------
(Address of Principal Executive Offices)                       (Zip Code)


      Registrant's telephone number, including area code: (212) 409-3333


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 10, 2002, Anthracite Capital, Inc. (the "Company") closed the sale of approximately $313 million (face amount) of its assets which included certain commercial mortgaged-backed securities and unsecured real estate investment trust obligations to Anthracite CDO II Ltd. (the "Issuer"), a newly formed company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company. The Issuer sold notes secured by these assets in a private placement. The Company received approximately $270.6 million (net of expenses and original issue discount) in cash from this transaction and retained the entire residual equity interest by acquiring preferred shares in the Issuer and also retained approximately $26.9 million of the Issuer's most subordinate class of notes.

         The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereof.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ANTHRACITE CAPITAL, INC.


                                             By: /s/ Robert L. Friedberg
                                                 --------------------------
                                                 Name:  Robert L. Friedberg
                                                 Title: Secretary

Dated:  December 12, 2002